UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)                                 The annual meeting of the stockholders of Ingredion Incorporated (the “Company”) was held on May 17, 2017.  As of the record date of the meeting, 71,680,758 shares of common stock were issued and outstanding.  At the meeting, holders of 63,075,713 shares (87.99% of the issued and outstanding shares) were present in person or represented by proxy, constituting a quorum.

(b)                                 At the annual meeting, the Company’s stockholders (i) elected all of the Company’s nominees for election as director, (ii) approved the compensation of the Company’s named executive officers, (iii) recommended that the advisory stockholder vote to approve the compensation of the Company’s named executive officers occur every year and (iv) ratified the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2017.  Under the Company’s by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote.  The vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the compensation of the Company’s named executive officers and to approve the ratification of the appointment of the Company’s independent registered public accounting firm. For the vote on whether to hold a stockholder vote to approve the compensation of the Company’s named executive officers every one year, two years or three years, the alternative receiving the most votes cast is considered the stockholder recommendation with respect to the frequency of such votes. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes as to each matter submitted to a vote of security holders were as follows:

1.                                      Election of Directors

The following nominees were elected to serve as directors of the Company, each for a term of one year and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal, with votes as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	56,429,631	922,229	40,602	5,683,251
David B. Fischer	56,824,204	522,668	45,590	5,683,251
Ilene S. Gordon	53,757,132	2,873,634	761,696	5,683,251
Paul Hanrahan	56,554,435	796,441	41,586	5,683,251
Rhonda L. Jordan	56,755,668	594,364	42,430	5,683,251
Gregory B. Kenny	55,946,406	1,403,230	42,826	5,683,251
Barbara A. Klein	55,871,302	1,482,690	38,470	5,683,251
Victoria J. Reich	56,987,114	366,941	38,407	5,683,251
Jorge A. Uribe	57,063,441	288,965	40,056	5,683,251
Dwayne A. Wilson	56,953,552	397,598	41,312	5,683,251

2.                                      Advisory Vote on Compensation of Named Executive Officers

The votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the Company’s 2017 annual meeting of stockholders were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,469,436	3,240,429	682,597	5,683,251

3.                                      Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers

The votes on a proposal asking stockholders to vote on an advisory basis for the Company to request future stockholder advisory votes on the compensation of the Company’s named executive officers every year, every two years or every three years were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
48,523,276	87,215	8,711,286	70,685	5,683,251

4.                                      Ratification of Appointment of Independent Registered Public Accounting Firm

The votes on a proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2017, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,006,894	1,019,997	48,822	—

There were no other matters submitted to a vote of security holders at the Company’s annual meeting.

(c)                                  Not applicable.

(d)                                 A majority of the votes cast by stockholders were voted, on an advisory basis, to hold an advisory vote to approve compensation of executives as required by section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, every year.  In line with this recommendation by our stockholders, the Board of Directors has decided that it will include an advisory stockholder vote on the compensation of executives in the Company’s proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item 8.01                                           Other Events.

On May 17, 2017, the independent directors of the Company appointed Gregory B. Kenny, an independent director of the Company, to the position of Lead Director of the Board of Directors of the Company, to serve as Lead Director for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: May 22, 2017	By:	/s/ Christine M. Castellano
Christine M. Castellano
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer